 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 25, 2017

DNB Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-34242	23-2222567
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Brandywine Avenue, Downingtown, Pennsylvania		19335
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant's telephone number, including area code:	(610) 269-1040

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)
On October 25, 2017, the Board of Directors of the registrant ("DNB") approved, and DNB entered into, separate Supplemental Executive Retirement Plans with William J. Hieb, DNB's President and Chief Executive Officer, and Gerald F. Sopp, DNB's Executive Vice President, Chief Financial Officer and Secretary (each, a "SERP," and collectively, the "SERPs").  The SERPs contain identical terms.  Accordingly, each of Mr. Hieb and Mr. Sopp shall be referred to as the "Executive" below.

Pursuant to the SERP, in the event that the Executive remains continuously employed by DNB until his 67th birthday, DNB shall pay to him a monthly retirement benefit for 180 months commencing on the first day of the first month following his 67th birthday.  The monthly retirement benefit will be 2.5% of the average of the sum of the Executive's base salary and cash bonuses paid to him during the three calendar years ending immediately prior to his 67th birthday, except that the base salary for any year shall never be less than the base salary in effect on October 25, 2017.  The SERP provides that its adoption shall not constitute a contract of employment between DNB and the Executive.

In the event of the Executive's death prior to the payment of all 180 monthly installments, the remaining installments shall be paid to his designated beneficiary or beneficiaries.

The SERP also provides for payment under the following circumstances prior to the Executive's 67th birthday.

•      If the Executive separates from service prior to age 67 for reasons other than cause, as defined below, or his death, DNB shall pay to him a monthly benefit equal to his vested percentage of the age 67 benefit described above, based on his base salary and cash bonuses paid to him during the three calendar years ending prior to or with the date of his separation from service.  These payments shall commence on the first day of the first month following his separation from service, unless payment must be deferred for six months pursuant to Section 409A of the Internal Revenue Code of 1986 (the "Code"), in which case they shall commence on the first day of the seventh month following his separation from service.

The Executive's vested percentage shall be determined for all purposes under the SERP in accordance with the following chart, provided he remains continuously employed by DNB through the dates indicated:

Vesting Date                                    Vested Percentage
December 31, 2017                                        28%
December 31, 2018                                        40%
December 31, 2019                                        52%
December 31, 2020                                        64%
December 31, 2021                                        76%
December 31, 2022                                        88%
December 31, 2023                                      100%

•     In the event of the Executive's disability prior to the commencement of benefits, DNB shall pay to him a lump sum amount equal to the present value of his vested percentage of the monthly age 67 benefit described above, based on his base salary and cash bonuses paid to him during the three calendar years ending prior to or with the date of his death.  Present value shall be determined by using a discount rate equal to the current accounting discount rate  in effect at the time of his disability, with no discounting between the date of disability and age 67.  This lump sum amount shall be paid on the first day of the month following the date of his disability.

•    In the event of the Executive's death while in the employ of DNB but prior to the commencement of benefits, DNB shall pay to his designated beneficiary or beneficiaries a monthly benefit equal to his vested percentage of the age 67 benefit described above, based on his base salary and cash bonuses paid to him during the three calendar years ending prior to or with the date of his death.  These payments shall commence on the first day of the first month following his death.

•   In the event of a change in control, as defined below, prior to the commencement of benefits, DNB shall pay to the Executive a lump sum amount equal to the present value of his age 67 benefit described above, based on his base salary and cash bonuses paid to him during the three calendar years ending prior to or with the date of the change in control.  Present value shall be determined by using a discount rate equal to the current accounting discount rate  in effect at the time of the change in control, with no discounting between the date of disability and age 67.  This lump sum amount shall be paid on the first day of the month following the date the change in control.

In the event of the Executive's termination of employment with DNB for cause, all benefits otherwise payable under the SERP shall be forfeited.

The SERP defines "cause" to mean conduct by determined by the Board to be personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, conviction of a felony, suspension or removal from office or prohibition from participation in the conduct of DNB's affairs pursuant to a notice or other action by any Regulatory Agency, or willful violation of any law, rule or regulation or final cease-and-desist order which in the reasonable judgment of the Board will probably cause substantial economic damages to DNB, willful or intentional breach or neglect by the Executive of his duties, or material breach of any material provision of the SERP. No act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him without good faith and without reasonable belief that this action or omission was in the best interest of DNB; provided that any act or omission to act in reliance upon an approving opinion of counsel to DNB or counsel to the Executive shall not be deemed to be willful. The terms "incompetence" and "misconduct" shall be defined with reference to standards generally prevailing in the banking industry. In determining incompetence and misconduct, DNB shall have the burden of proof with regard to the acts or omissions and the standards prevailing in the banking industry.

The SERP defines "change in control" as any one or more of the following four events with respect to DNB, provided that such event constitutes a change in ownership or effective control of DNB, or a change in the ownership of a substantial portion of its assets, within the meaning of Section 409A of the Code and as described in the Treasury Regulations promulgated thereunder:

(1) a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") (or any successor provision) as it may be amended from time to time;

(2) any "persons" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act in effect on the date first written above), other than DNB or any "person" who on the date hereof is a director of officer of DNB, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of DNB representing 25% or more of the combined voting power of
DNB's then outstanding securities;

(3) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of DNB cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; or

(4)  the signing of a letter of intent or a formal acquisition or merger agreement between DNB, of the one part, and a third party which contemplates a transaction which would result in a change in control as described in (1), (2) or (3) above.

The SERP may be amended or terminated only by written agreement between DNB and the Executive.  To the extent permitted by Section 409A of the Code and the Treasury Regulations promulgated thereunder, upon termination of the SERP, the present value of the Executive's vested percentage of his age 67 benefit described above, or present value of the remaining installments if benefit payments have commenced, shall be paid to him in a lump sum.  Present value shall be determined by using a discount rate equal to the accounting discount rate used by DNB in preparing its financial statements in effect at the time of Plan termination, and, in the case where benefits have not already commenced, with no discounting between the date of termination and age 67.

The SERP shall be unfunded, with no assets of DNB segregated in trust or otherwise dedicated to pay benefits which may become due thereunder.

Complete copies of the SERPs are filed herewith as Exhibits 99.1 and 99.2 respectively and are incorporated herein as if set forth in full.

(b)  On October 25, 2017, the Board of Directors of DNB and the Board of Directors of DNB First, N.A. (the "Bank"), DNB's wholly-owned subsidiary, terminated the DNB First Success-Sharing Supplemental Executive Retirement Plan (the "Plan").  DNB and the Bank had adopted the Plan on February 22, 2017.  No employees or contractors of DNB or the Bank had been designated as participants in the Plan.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is furnished herewith:

(b) Exhibits. The following exhibits are furnished or filed herewith:

99.1	DNB Financial Corporation Supplemental Executive Retirement Plan for William J. Hieb dated as of October 25, 2017.
99.2	DNB Financial Corporation Supplemental Executive Retirement Plan for Gerald F. Sopp dated as of October 25, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNB Financial Corporation

October 30, 2017	By:	/s/ Gerald F. Sopp
Name: Gerald F. Sopp
Title: Chief Financial Officer and Executive Vice President

Exhibit Index

Exhibit No.	Description
99.1	DNB Financial Corporation Supplemental Executive Retirement Plan for William J. Hieb dated as of October 25, 2017.

99.2	DNB Financial Corporation Supplemental Executive Retirement Plan for Gerald F. Sopp dated as of October 25, 2017.